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                                                                 EXHIBIT a(3)(c)


                                 AMENDMENT NO. 2
                                       TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                          SHORT-TERM INVESTMENTS TRUST


         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST OF SHORT-TERM INVESTMENTS TRUST (the "Amendment") is entered into this 1ST day of June, 2000, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Edward K. Dunn, Jr., Jack Fields, Carl Frischling, Robert H. Graham, Prema Mathai-Davis, Lewis F. Pennock, and Louis S. Sklar, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Amended and Restated Agreement and Declaration of Trust of Short-Term Investments Trust, a Delaware business trust (the "Trust"), entered into as of May 5, 1993 (the "Agreement").

         WHEREAS, the Trustees of the Trust desire to amend Schedule A to the Agreement in order to change the name of Treasury TaxAdvantage Portfolio to Government TaxAdvantage Portfolio; and

         WHEREAS, the Shareholders of Treasury TaxAdvantage Portfolio approved of such change by a vote taken in accordance with the terms of the Agreement at a special meeting held on this date; and

         WHEREAS, Board of Trustees resolved to amend the Agreement as hereinafter set forth at a meeting of the Board held on February 3, 2000.

         NOW, THEREFORE, the Agreement is hereby amended as set forth below:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


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                                   "SCHEDULE A

                          SHORT-TERM INVESTMENTS TRUST
                         PORTFOLIOS AND CLASSES THEREOF

                          Government & Agency Portfolio
                          -----------------------------
                              Cash Management Class
                               Institutional Class
                            Personal Investment Class
                            Private Investment Class
                                  Reserve Class
                                 Resource Class

                        Government TaxAdvantage Portfolio
                        ---------------------------------
                              Cash Management Class
                               Institutional Class
                            Personal Investment Class
                            Private Investment Class
                                  Reserve Class
                                 Resource Class

                               Treasury Portfolio
                               ------------------
                              Cash Management Class
                               Institutional Class
                            Personal Investment Class
                            Private Investment Class
                                  Reserve Class
                                 Resource Class


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.



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         I, Robert H. Graham, hereby certify that I am the duly authorized
President of the Trust and that this First Amendment to Amended and Restated Agreement and Declaration of Trust of Short-Term Investments Trust was duly approved by a vote of the Trustees of the Trust held on February 3, 2000.


Dated: June 1, 2000


ATTEST:



/s/ LISA A. MOSS                              By:/s/ ROBERT H. GRAHAM
----------------------------                     ------------------------------
Assistant Secretary                              President



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